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                                                                    EXHIBIT 3.1


                              AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                      AMERICAN PLUMBING & MECHANICAL, INC.


         American Plumbing & Mechanical, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware ("DGCL"), hereby certifies as follows pursuant to Sections 242 and 245 of the DGCL:

1. The original Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on June 18, 1998, and the original name of the Corporation was American Plumbing & Mechanical Systems, Inc. A Certificate of Amendment was filed with the Secretary of State on June 25, 1998 changing the name of the Corporation to American Plumbing & Mechanical, Inc.

2. The Board of Directors and the stockholders of the Corporation, in accordance with Sections 242 and 245 of the DGCL, adopted and approved this Amended and Restated Certificate of Incorporation (including the amendments to the Corporation's Certificate of Incorporation effected hereby).

3. Effective immediately upon the filing of this Amended and Restated Certificate of Incorporation in the office of the Secretary of State, each outstanding share of previously existing Common Stock, par value $0.01 per share of the Corporation, shall be and hereby is converted into and reclassified as 1,683.0537 shares of Common Stock, par value $0.01 per share. Certificates representing reclassified shares are hereby canceled and upon presentation of the canceled certificates to the Corporation, the holders thereof shall be entitled to receive certificate(s) representing the new shares into which such canceled shares have been converted.

4. The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

         1. The name of the Corporation is American Plumbing & Mechanical, Inc.

         2. The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

         3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

         4. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 115,000,000 consisting of 10,000,000 shares of preferred stock, par value $0.01 per share (hereinafter called "Preferred Stock"), 100,000,000 shares of common stock, par value


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$0.01 per share (hereinafter called "Common Stock"), and 5,000,000 shares of restricted common stock, par value $0.01 per share (hereinafter called "Restricted Common Stock").

                  (a) The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the "Directors' Resolution"). The Directors' Resolution as to any series shall (1) designate the series,
         (2) fix the dividend rate, if any, of such series, establish whether dividends shall be cumulative or non-cumulative, fix the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (3) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and (4) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Directors' Resolutions may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distributions of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Section 4 and to the full extent now or hereafter permitted by the laws of the State of Delaware.

                  Except as by law expressly provided, or except as may be provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of stockholders of the Corporation.



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                  Preferred Stock that is redeemed, purchased or retired by the
         Corporation shall assume the status of authorized but unissued Preferred Stock and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

                  (b) Subject to the preferred rights of the holders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the holders of the Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to stockholders of record on such dates, not exceeding 60 days preceding the dividend payment dates, as shall be fixed for such purpose by the Board of Directors in advance of payment of each particular dividend.

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders shall be distributed among and paid to the holders of Common Stock.

                  Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation on all matters submitted to a vote of the stockholders of the Corporation (other than the election of one director by the holders of the Restricted Common Stock as provided for herein).

                  (c) The holders of the Restricted Common Stock shall not be entitled to receive dividends (payable in cash, stock or otherwise).

                  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, after the distribution or payment to the holders of shares of any series of Preferred Stock as provided by the Board of Directors with respect to any such series of Preferred Stock, the remaining assets of the Corporation available for distribution to stockholders, if any, shall be distributed among and paid to the holders of Common Stock ratably in proportion to the number of shares of Common Stock held by them respectively. The holders of Restricted Common Stock shall have no distribution rights in the event of a liquidation, dissolution or winding up of the Corporation.



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                  Holders of Restricted Common Stock voting as a class shall be entitled to elect one member of the Board of Directors, but shall not otherwise be entitled to vote in the election of directors of the Corporation. For purposes of electing one member of the Board of Directors, each holder of shares of Restricted Common Stock shall be entitled to one vote for each share of Restricted Common Stock.
         Subject to the foregoing, and except as otherwise required by law, each holder of shares of Restricted Common Stock shall be entitled to one-fourth of one vote for each share of Restricted Common Stock standing in such holder's name on the books of the Corporation on all other matters submitted to a vote of the stockholders of the Corporation.

                  (d) If the Restricted Common Stock has not been converted into Common Stock pursuant to paragraph (e) below on or prior to the third anniversary of April 1, 1999, the Corporation may, at its sole option, at any time and from time to time upon prior written notice (the "Redemption Notice," such Redemption Notice stating the date on which the redemption shall occur (the "Redemption Date")), redeem all of the shares of Restricted Common Stock then outstanding. Upon any such redemption, the Corporation shall pay, out of funds legally available therefor, a price per share of Restricted Common Stock of $.01 (the "Redemption Price"). The Corporation shall be obligated on the Redemption Date to pay to the holder of each share of Restricted Common Stock (upon surrender by such holder at the Corporation's principal office of the certificate representing such share) the total Redemption Price for the number of shares of Restricted Common Stock being redeemed.

                  The Corporation shall mail the Redemption Notice to each record holder thereof not more than 90 days nor less than 30 days prior to the Redemption Date. The Redemption Notice shall include (i) the Redemption Date for such redemption, and (ii) the place where share certificates are to be surrendered for payment of the Redemption Price. Any shares of Restricted Common Stock which are redeemed or otherwise acquired by the Corporation shall be canceled and retired to authorized but unissued shares and shall not be reissued, sold or transferred.

                  On or prior to April 1, 2002, upon approval of a majority of the Corporation's Board of Directors, the Corporation's right to redeem the Restricted Common Stock shall be suspended for a period not to exceed one year. On or prior to April 1, 2003, upon approval of a majority of the Corporation's Board of Directors, the Corporation's right to redeem the Restricted Common Stock may be suspended for a period not to exceed one year. The Corporation's Board of Directors shall not have the ability to suspend the right of the Corporation to redeem the Restricted Common Stock beyond April 1, 2004. The conversion right set forth below in paragraph (e) shall remain in full force and effect during such extension periods and thereafter but shall be extinguished on the Redemption Date.

                  (e) Each share of Restricted Common Stock will automatically convert into one share of Common Stock (as adjusted proportionately to give effect to any stock dividends, combinations, splits or other similar events with respect to the Common Stock) in the event the Corporation consummates any of the following events: (i) an initial public offering of the


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         Corporation's Common Stock, (ii) any sale of all or substantially all of the Corporation's assets in one transaction or series of related transactions, (iii) any merger or consolidation which involves the Corporation in which the Corporation is not the surviving entity, or
         (iv) any transaction after which the shares of the Corporation's Common Stock, if any, which are then held by persons other than the holders of the Corporation's Common Stock as of the April 1, 1999 constitute (after giving effect to the exercise of any outstanding options or warrants which are convertible into the Corporation's Common Stock or the conversion of any of the Corporation's securities (equity, debt or otherwise) which are by their terms convertible into the Corporation's Common Stock) 50% or more of the Corporation's Common Stock outstanding as of the date of the consummation of such transaction.

                  (f) The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

         5. The Board of Directors is hereby authorized to create and issue, whether or not in connection with the issuance and sale of any of its stock or other securities, rights (the "Rights") entitling the holders thereof to purchase from the Corporation shares of capital stock or other securities. The times at which and the terms upon which the Rights are to be issued will be determined by the Board of Directors and set forth in the contracts or instruments that evidence the Rights. The authority of the Board of Directors with respect to the Rights shall include, but not be limited to, determination of the following:

                  (a) The initial purchase price per share of the capital stock or other securities of the Corporation to be purchased upon exercise of the Rights;

                  (b) Provisions relating to the times at which and the circumstances under which the Rights may be exercised or sold or otherwise transferred, either together with or separately from, any other securities of the Corporation;

                  (c) Provisions that adjust the number or exercise price of the Rights or amount or nature of the securities or other property receivable upon exercise of the Rights in the event of a combination, split or recapitalization of any capital stock of the Corporation, a change in ownership of the Corporation's securities or a reorganization, merger, consolidation, sale of assets or other occurrence relating to the Corporation or any capital stock of the Corporation, and provisions restricting the ability of the Corporation to enter into any such transaction absent an assumption by the other party or parties thereto of the obligations of the Corporation under such Rights;



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                  (d) Provisions that deny the holder of a specified percentage of the outstanding securities of the Corporation the right to exercise the Rights and/or cause the Rights held by such holder to become void;

                  (e) Provisions that permit the Corporation to redeem the Rights; and

                  (f) The appointment of a Rights Agent with respect to the Rights;

         and such other provisions relating to the Rights as may be determined by the Board of Directors.

         6. No holder of stock of the Corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued whether or not by reason of any increase of the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issuance of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

         7. The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for creating, defining, limiting and regulating the powers of the Corporation, the directors and the stockholders.

                  (a) Subject to any limitation contained in the bylaws, the Board of Directors may make bylaws, and from time to time may alter, amend or repeal any bylaws, but any bylaws made by the Board of Directors may be altered, amended or repealed by the stockholders at any meeting of stockholders by the affirmative vote of at least 66 2/3% of the aggregate number of votes entitled to be cast thereon, provided notice that an amendment is to be considered and acted upon is inserted in the notice or waiver of notice of such meeting.

                  (b) Any vote or votes authorizing liquidation of the Corporation or proceedings for its dissolution may provide, subject to
         (i) any agreements among and between stockholders, (ii) the rights of creditors and (iii) rights expressly provided for particular classes or series of stocks, for the distribution pro rata among the stockholders of the Corporation of the assets of the Corporation, wholly or in part in kind, whether such assets be in cash or other property, and may authorize the Board of Directors of the Corporation to determine the value of the different assets of the Corporation for the purpose of such liquidation and may divide such assets or any part thereof among the stockholders of the Corporation in such manner that every stockholder will receive a proportionate amount in value (determined as aforesaid) of cash or property of the Corporation upon such liquidation or dissolution even though each stockholder may not receive a strictly proportionate part of each such asset.


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                  (c) The Corporation shall, to the maximum extent permitted from time to time under the DGCL, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation, or while a director or officer is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of this Section 7(c) shall be prospective only, and shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

                  (d) A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section 7(d) by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

         8. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional directors under specific circumstances:

                  (a) after an initial public offering of the Corporation's Common Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders;

                  (b) special meetings of the stockholders of the Corporation may be called only by the Chairman of the Board of Directors and shall be called within ten (10) days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the whole Board of Directors; and



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                  (c) the business permitted to be conducted at any special
         meeting of the stockholders is limited to the business brought before the meeting by the Chairman or by the Secretary at the request of a majority of the Board of Directors.

         9. The number of directors which shall constitute the whole board shall be such as from time to time shall be fixed by, or in the manner provided in, the bylaws, but in no case shall the number be less than three nor more than 15.

         The directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes which classes shall consist of an equal, or as near to equal as possible, number of directors. As to the initial election, the director or directors of the first class shall be elected for a term expiring at the next annual meeting of stockholders to be held following the end of the 2000 fiscal year; the director or directors of the second class for a term expiring at the annual meeting to be held following the end of the 2001 fiscal year; and the director or directors of the third class for a term expiring at the annual meeting to be held following the end of the 2002 fiscal year. At each annual meeting, commencing with the annual meeting in 2001, the successor or successors to the class of directors whose term shall expire in that year shall be elected to hold office for a term of three years, so that the term of office of one class of directors shall expire in each year. Any increase or decrease in the number of directors constituting the Board shall be apportioned among the classes so as to maintain the number of directors in each class as near as possible to one-third the whole number of directors as so adjusted. Any director elected or appointed to fill a vacancy shall hold office for the remaining term of the class to which such directorship is assigned. No decrease in the number of directors constituting the Corporation's Board of Directors shall shorten the term of any incumbent director. Any vacancy in the Board of Directors, whether arising through death, resignation or removal of a director, or through an increase in the number of directors of any class, shall be filled by the majority vote of the remaining directors, although less than a quorum, or by a sole remaining director, provided that any vacancy in the Board of Directors arising through death, resignation or removal of the director elected by the Restricted Common Stock shall be filled only by a special meeting of the holders of the Restricted Common Stock called for the purpose of electing a director to fill such vacancy. The bylaws may contain any provision regarding classification of the Corporation's directors not inconsistent with the terms hereof. The right to cumulate votes in the election of directors is expressly prohibited.

         A director of the Corporation may be removed only for cause and only upon the affirmative vote of the holders of 66 2/3 percent of the outstanding capital stock of the Corporation entitled to vote at an election of such director, subject to further restrictions on removal, not inconsistent with this Section 9, as may be contained in the bylaws. Notwithstanding the foregoing, the holders of Restricted Common Stock voting as a class shall be entitled to elect one member of the Board of Directors, and only the holders of the Restricted Common Stock shall be entitled to remove such member from the Board of Directors.


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         Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Directors' Resolutions applicable thereto, and such directors so elected shall not be subject to the provisions of this Section 9 unless expressly provided by such terms.

         10. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provisions contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or the bylaws of the Corporation.

         11. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner set forth below, and all rights and conferred upon the directors or stockholders of the Corporation herein or in any amendment hereof are granted subject to this reservation.

         The affirmative vote of at least 75% of the aggregate number of votes entitled to be cast thereon and the affirmative vote of the holders of at least 75% of the then outstanding shares of each class of stock of the Corporation voting separately as a class, shall be required to adopt any amendment to Sections 5, 7, 8, 9 and 11 of this Amended and Restated Certificate of Incorporation of the Corporation, provided that holders of shares of any series of Preferred Stock shall not be entitled to vote with respect to any such amendment unless (i) specifically required by the Directors' Resolution providing for the issue of such series of Preferred Stock or (ii) otherwise required by the DGCL.

         The affirmative vote of at least a majority of the aggregate number of votes entitled to be cast thereon and the affirmative vote of the holders of at least a majority of the then outstanding shares of each class of stock of the Corporation voting separately as a class, shall be required to adopt any amendment to any other Section of this Amended and Restated Certificate of Incorporation of the Corporation, provided that holders of shares of any series of Preferred Stock shall not be entitled to vote with respect to any such amendment unless (i) specifically required by the Directors' Resolution providing for the issue of such series of Preferred Stock or (ii) otherwise required by the DGCL.

         IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed for and on behalf of the Corporation by its officers thereunto duly authorized as of ______ day of March, 1999.

                                       /s/  C. Byron Snyder
                                     ------------------------------------------
                                     C. Byron Snyder, President


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